Exhibit 99.1

Secured Digital Reports Excellent 2007 Results;
Revenue Reached Record $47.7 Million and Net Income $1.62 Million

NEW YORK--(BUSINESS WIRE)--Secured Digital Applications, Inc. (OTCBB:SDGL), a provider of mobile communication, outsourced business and information technology consulting services, today announced its excellent financial results for the year ended December 31, 2007.

In its annual report filed with the Securities and Exchange Commission, the Company said that revenue for 2007 totaled $47.7 million compared to $36.95 million for 2006, representing a 30% increase. Net income for 2007 was $1,622,621, up 147%, compared to $657,384 for 2006.

“2007 was a very significant year for us when we secured contracts in the United States and China for the sale of Global Positioning System and Radio Frequency Identification-enabled applications,” said Patrick Lim, Chairman and CEO of SDGL. “We expect to generate revenue from these contracts in the second quarter of 2008. In addition to the Company’s current offerings, we will also be focusing on the sale of our Bluetooth-enabled applications for the high growth market in Asia during 2008.”

The Company reported that it had acquired and utilized the source code for Bluetooth cell management, cell integration and proximity marketing software in 2007 to develop new compelling applications for the retailing, logistics and warehousing, telecommunication, transportation, healthcare, security and manufacturing industries. SDGL is currently in the process of appointing channel partners in Australia and China to market its value added Bluetooth-enabled applications.

SDGL will continue to maintain its proactive and aggressive marketing efforts to ensure the growth and profitability of the Company. SDGL is reaffirming its previously announced 2008 revenue forecast between $55 - $60 million and net income in the range of $2.5 – $3.5 million.

About Secured Digital Applications, Inc.:

Secured Digital Applications, Inc. is a provider of mobile communication, outsourced business and information technology consulting services. We generate revenue through our majority or wholly-owned subsidiary companies located in the United States and Malaysia. Our business is organized under two divisions. The first division is involved in multimedia production, information technology, computing consulting and business process outsourcing services; sale of smarthome and biometric security solutions. The second division handles Bluetooth, Global Positioning System (GPS) and Radio Frequency Identification (RFID) enabled applications. The Company's media production includes content for television, the Internet and multimedia presentations. The Company’s current target market for its products and services include customers from the United States, Asia and Australia. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

CONTACT:
Secured Digital Applications Inc.
Elwayne Hafen, 303-693-0072
ehafen@digitalapps.net
or
Newport Capital Consultants
Stephen Jones, 972-712-1039
esjones1@aol.com